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                                                                   Exhibit 10.14


                      Form of Change in Control Agreement

The Company has a Form of Change in Control Agreement with the following executive officers:

        Cloyd J. Abruzzo
        Kevin P. Bagby
        Sten Forseke
        Gerald V. Pisani
        David L. Thomas


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                               STONERIDGE, INC.
                            9400 East Market Street
                              Warren, Ohio  44484



                               February 12, 1999



Stoneridge Executive Officer
9400 East Market Street
Warren, OH 44484

Dear Officer:

     On May 4, 1998, the Board of Directors of Stoneridge, Inc. (the "Company") decided that certain of the key employees of the Company should be provided assurances of continued employment and/or compensation in the event of a change of control of Stoneridge, Inc. There is no contemplation at this time that such a change will take place. However, as a protection to you and the Company, the Board has adopted the following:

     1. In the event that a shareholder or a group of shareholders own more shares of the Company than the total number of shares owned by me, my direct descendants and trusts for the Draime family, a change of control will be deemed to have taken place.

     2. If such an event takes place while you are an employee of the Company, the Company shall be obligated for two years of continued compensation and benefits for you beginning on the date at which the change of control has occurred. Such compensation shall be the same compensation, including any bonus, which you earned in the fiscal year prior to the change of control, and benefits will either be the equivalent benefits or cash compensation in lieu of benefits based upon the prior fiscal year.

     3. The two-year continued compensation period expires exactly two years from the date that the change of control occurred. It runs whether or not you continue in the employ of the Company. Benefits do not include stock options (vested or unvested).
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February 12, 1999
Page 2


     4. Your continued employment at the Company (or any successor in interest) is not guaranteed. However, you are to receive compensation and benefits even if you leave the Company at your option.

     Please acknowledge receipt and understanding of this agreement.


                                     STONERIDGE, INC.



                                     By:
                                        ------------------------------------
                                        D.M. Draime, Chairman of the Board


Received and agreed to:


---------------------------------
Stoneridge Executive Officer